Exhibit 32

SECTION 906 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF
OFFICEMAX INCORPORATED

We are providing this Certificate pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C., Section 1350. It accompanies OfficeMax Incorporated’s annual report on Form 10-K (the “Report”) for the year ended December 30, 2006.

I, Sam K. Duncan, OfficeMax Incorporated’s chief executive officer, certify that:

(i)    the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)   the information contained in the Report fairly presents, in all material respects, OfficeMax Incorporated’s financial condition and results of operations.

/s/ SAM K. DUNCAN
Sam K. Duncan
Chief Executive Officer

I, Don Civgin, OfficeMax Incorporated’s chief financial officer, certify that:

(i)    the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)   the information contained in the Report fairly presents, in all material respects, OfficeMax Incorporated’s financial condition and results of operations.

/s/ DON CIVGIN
Don Civgin
Chief Financial Officer
Dated: February 28, 2007

A signed original of this written statement required by Section 906 has been provided to OfficeMax Incorporated and will be retained by OfficeMax Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

119